UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

ImproveNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-29927	77-0452868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer dentification No.)

10799 N. 90th Street, Suite 200 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 480-346-0000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On June 22, 2005, ImproveNet, Inc., a Delaware corporation (“ImproveNet” or the “Company”), ServiceMagic, Inc., a Delaware corporation (“ServiceMagic”) and a subsidiary of IAC/Interactive Corp., a Delaware corporation (“IAC”), and Sunbelt Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ServiceMagic (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to satisfaction or waiver of the conditions therein, Merger Sub will merge with and into ImproveNet (the “Merger”). As a result of the Merger, ImproveNet will become a wholly owned subsidiary of ServiceMagic.

At the effective time of the Merger, ServiceMagic will acquire all of the outstanding shares and in-the-money warrants and stock options of ImproveNet for a cash price of approximately $6.72 million, or approximately $.121 per share, subject to certain adjustments.

Completion of the Merger is subject to a number of conditions, including the following:

•	the approval of the Merger and the Merger Agreement by the stockholders of ImproveNet;

•	the receipt of all applicable regulatory approvals; and

•	the absence of any legal prohibitions to consummation of the Merger.

A copy of the press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Forward-Looking Statements

Information set forth in this report contains forward-looking statements, which involve a number of risks and uncertainties. ImproveNet cautions readers that forward-looking information is not a guarantee of future results and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the likelihood that the Merger will be completed in the time frame contemplated by the parties, or at all.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of ImproveNet’s stockholders to approve the transaction; disruption resulting from the pending transaction and transaction activities making it more difficult to maintain relationships with customers, employees or suppliers pending the closing; and the failure to satisfy any of the conditions to closing. Additional factors that may affect future results are contained in ImproveNet’s filings with the SEC, which are available at the SEC’s website www.sec.gov. ImproveNet disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 9.01.    Financial Statements and Exhibits.

     (c)      Exhibits

Exhibit	Description

99.1	Press Release issued on June 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImproveNet, Inc.

Date: June 23, 2005	By:	/s/ Jeffrey Rassas
Name: Jeffrey Rassas
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued on June 22, 2005